Exhibit 10.4

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 under the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***]

AMENDMENT TO NOTICE OF AWARD – RFA 13-03A - CIRM Strategic Partnership III Track A Awards
California Institute for Regenerative Medicine

Amendment Number: 2
Amendment Date: 3/2/16

Award Number:	SP3A-07552	Total Award Amount:	$14,323,318
Awardee Name:	Asterias Biotherapeutics	Awardee ID:	PR-Y0035A-SF
Principal Investigator:	Jane Stephanie Lebkowski	Project Period Start Date: Project Period End Date:	10/01/2014 09/30/2018
Project Title:	A Phase I/IIa Dose Escalation Safety Study of AST-OPC1 in Patients with Cervical Sensorimotor Complete Spinal Cord Injury

Authorized Organization Official and Address:	Official and Address to Receive Payments:
Katherine E. Spink	Katherine E. Spink
Chief Operating Officer	Chief Operating Officer
6300 Dumbarton Circle	6300 Dumbarton Circle
Fremont, CA 94555	Fremont, CA 94555

The terms and conditions of the original NGA and any prior Amendments to the NGA continue in full force and effect except for those changes specified in this Amendment. The Principal Investigator and Authorized Organizational Official must sign and return this Amendment to CIRM within 30 days of the Amendment date stated above. CIRM may hold future payments on this Award until the fully signed Amendment is received. This Amendment replaces the Go/No Go and Progress Milestones set forth in Appendix A to the NGA, Amendment 1, and the disbursement schedule (“Quarterly Installments on Grant Payments”) in the NGA, Amendment 1, beginning with the previously planned 4/1/16 payment, and is effective immediately:

A.	Change in Milestones and Payment Schedule

Operational Milestone achievement is an important indicator of progress and will determine future award disbursements.  Funds will not be disbursed until each Operational Milestone is achieved. Failure to achieve an Operational Milestone, as determined in CIRM’s sole discretion, will result in the suspension of further funding. These Operational Milestones will be used as a basis for payment disbursement, unless further modified with Prior Approval from CIRM.  Changes to Operational Milestones and/or Suspension Events shall be accomplished only by agreement of both parties via an Amendment to this Notice of Award.

The Operational Milestones (OM) and disbursement schedule are as follows:

OM	Description	Payment Amount
A	[***] Patient Enrolled in Cohort 2	$2,500,000
B	[***] Patient Enrolled in Cohort 3	$2,500,000
C	[***] Patient Enrolled in Cohort 3 (as planned with 5 patients)	$1,525,614

CIRM will also impose Suspension Events; defined as any event that halts or terminates the planned clinical study including:

•	Failure to manufacture and release the cell product
•	Failure to enroll and dose patients

The Awardee must immediately report the occurrence of a Suspension Event to CIRM and must submit a plan to resolve the issues associated with the Suspension Event to CIRM within 30 days of the Suspension Event.  The Awardee may only use CIRM funds for allowable Project Costs for up to 30 days following the occurrence of a Suspension Event.  After 30 days, the Awardee must use its own funding for the project, unless CIRM, in its sole discretion, determines that Awardee has satisfactorily resolved the Suspension Event.

By continuing to accept and use CIRM funds provided under this award, Awardee and Principal Investigator accept the modified terms reflected in this Amendment.

/s/ Ramona Doyle
Ramona Doyle, M.D.
Vice President, Therapeutics, CIRM

/s/ Jane Stephanie Lebkowski
Jane Stephanie Lebkowski
Principal Investigator, Asterias Biotherapeutics

/s/ Katharine E. Spink
Katharine E. Spink
Authorized Organization Official, Asterias Biotherapeutics